                                                                    EXHIBIT 99.1

                                                                 SHARON COPELAND
                                                                  (713) 881-3611

                                                           FOR IMMEDIATE RELEASE


    ADAMS RESOURCES INCREASES DIVIDEND AND ANNOUNCES THIRD QUARTER EARNINGS

         Houston (November 13, 2003) -- Adams Resources & Energy, Inc., (AMEX-AE), announced unaudited third quarter 2003 net earnings of $673,000 or $.16 per common share on revenues totaling $399,243,000. This compares to unaudited third quarter 2002 net earnings of $189,000 or $.05 per share. For the nine months ended September 30, 2003, net earnings were $2,451,000. Net cash flow provided by operating activities for the first nine months of 2003 totaled $12,609,000.

           A summary of operating results follows:

                                                           Third Quarter
                                                    ---------------------------
                                                        2003            2002
                                                    -----------     -----------
Operating earnings (loss)
      Marketing ................................    $ 2,444,000     $ 1,266,000
      Transportation ...........................       (463,000)        518,000
      Oil and gas ..............................        860,000        (190,000)
General & administrative .......................     (1,640,000)     (1,454,000)
Interest, net ..................................         19,000          (2,000)
Income tax provision ...........................       (393,000)        (33,000)
                                                    -----------     -----------

Earnings from continuing operations ............        827,000         105,000

Earnings (loss) from discontinued operation,
      net of tax ...............................       (154,000)         84,000
                                                    -----------     -----------

      Net earnings .............................    $   673,000     $   189,000
                                                    ===========     ===========

         Chairman and President, K.S. "Bud" Adams, Jr., attributed the earnings increase to higher commodity prices and increased production volumes from the Company's oil and gas exploration segment. Most notably, recent drilling results increased natural gas production volumes by 12 percent to 293,100 mcf while crude oil production volumes increased by 44 percent to 19,000 barrels for the quarter. In addition, average natural gas price realizations increased to $5.52 per mcf during the current quarter, up from a $3.10 per unit average in the third quarter of 2002. The oil and gas earnings improvement was partially offset, however, by operating losses sustained by our petrochemical trucking operation, Mr. Adams added. The company's transportation operation sustained losses totaling $463,000 in the current quarter versus operating earnings of $518,000 in last year's third quarter. A reduction in demand for the Company's transportation services was the direct cause of the loss. Beginning in October 2003, the Company has experienced an increase in demand, however, consistent with the reported general improvement in the overall United States economy. We are hopeful the recent marketplace strengthening continues.

         The Company also announced its Board of Directors has declared an annual cash dividend in the amount of $.23 per common share, payable on December 15, 2003 to shareholders of record as of December 3, 2003. The amount of the dividend is increased by 77 percent, or $.10 per share, over last year. Chairman and President, K. S. "Bud" Adams, Jr., said the Company's continued strength and the recent changes in tax laws led to the dividend increase.

                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                      (In thousands, except per share data)

                                                     Nine Months Ended               Three Months Ended
                                                        September 30,                  September 30,
                                               ----------------------------    ----------------------------
                                                   2003            2002            2003            2002
                                               ------------    ------------    ------------    ------------

Revenues ...................................   $  1,299,500    $  1,374,344    $    399,243    $    502,720

Costs, expenses and other ..................      1,290,843       1,369,962         398,023         502,582
Income tax provision .......................          3,252           1,616             393              33
                                               ------------    ------------    ------------    ------------
Earnings from continuing operations ........          5,405           2,766             827             105
Income (loss) for discontinued operation,
   net of tax ..............................         (2,862)         (1,427)           (154)             84
Cumulative effect of accounting change,
   net of tax ..............................            (92)             --              --              --
                                               ------------    ------------    ------------    ------------

Net earnings ...............................   $      2,451    $      1,339    $        673    $        189
                                               ============    ============    ============    ============

Earnings (loss) per share
   From continuing operations ..............   $       1.28    $        .66    $        .20    $        .03
   From discontinued operation .............           (.68)           (.34)           (.04)            .02
   Cumulative effect of accounting change ..           (.02)             --              --              --
                                               ------------    ------------    ------------    ------------
   Basic and diluted net earnings per
   common share ............................   $        .58    $        .32    $        .16    $        .05
                                               ============    ============    ============    ============

Dividends per common share .................   $         --    $         --    $         --    $         --
                                               ============    ============    ============    ============

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)

                                                   September 30,   December 31,
                                                       2003            2002
                                                   -------------   ------------
ASSETS
  Cash .........................................   $     34,422    $     27,262
  Other current assets .........................        132,335         152,138
                                                   ------------    ------------
       Total current assets ....................        166,757         179,400

  Net property & equipment .....................         24,259          22,304
  Other assets .................................            415             416
                                                   ------------    ------------
                                                   $    191,431    $    202,120
                                                   ============    ============
LIABILITIES AND EQUITY
  Total current liabilities ....................   $    134,800    $    148,084
  Long-term debt ...............................         11,475          11,475
  Deferred taxes and other .....................          2,605           2,461
  Shareholders' equity .........................         42,551          40,100
                                                   ------------    ------------
                                                   $    191,431    $    202,120
                                                   ============    ============

               The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. A number of factors could cause actual results or events to differ materially from those anticipated. Such factors include, among others, (a) general economic conditions, (b) fluctuations in hydrocarbon prices and margins, (c) variations between crude oil and natural gas contract volumes and actual delivery volumes, (d) unanticipated environmental liabilities or regulatory changes, (e) counterparty credit default, (f) inability to obtain bank and/or trade credit support, (g) availability and cost of insurance, (h) changes in tax laws, (i) the availability of capital, among others (j) changes in regulations, (k) results of current items of litigation, (l) uninsured items of litigation or losses, (m) uncertainty in reserve estimates and cash flows, (n) ability to replace oil and gas reserves, (o) security issues related to drivers and terminal facilities and (p) commodity price volatility. These and other risks are described in the Company's reports that are on file with the Securities and Exchange Commission.